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                                   EXHIBIT 5.1


                          Brown Rudnick Freed & Gesmer
                              One Financial Center
                                Boston, MA 02110
                                 (617) 856-8200



                                                  November 20, 1997



ConSyGen, Inc.
10201 South 51st Street, Suite 140
Phoenix, Arizona 85044

RE: Registration Statement on Form S-1 of ConSyGen, Inc. filed on November 20, 1997
--------------------------------------------------------------------------------

Ladies and Gentlemen:

       We have acted as counsel to ConSyGen, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 3,187,570 shares of common stock, $.003 par value, of the Company (the "Common Stock"). Pursuant to the Registration Statement, the Company proposes to sell up to a maximum of 500,000 shares of Common Stock (the "Company Shares") and certain of the Company's stockholders (the "Selling Stockholders") propose to sell 2,687,570 shares of Common Stock (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares"). The Company Shares are issuable upon conversion of certain outstanding convertible promissory notes in the aggregate principal amount of $1 million (the "Notes"). This opinion is being rendered in connection with the filing of the Registration Statement.

       For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any




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ConSyGen, Inc.,
November 20, 1997
Page 2


document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

       In connection with this opinion, we have examined only the following documents (collectively, the "Documents"):

       (i) the Articles of Incorporation of the Company, as amended, incorporated by reference as Exhibit 3.1 to the Registration Statement;
       (ii) the Bylaws of the Company incorporated by reference as Exhibit 3.2 to the Registration Statement;
       (iii) certain proceedings of the directors of the Company and other records of the Company pertaining to the Shares;
       (iv) a specimen certificate for the Common Stock incorporated by reference as Exhibit 4.1 to the Registration Statement; and
       (v)    a certificate of an officer of the Company.

       The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Ronald I. Bishop, the Chief Executive Officer and President of the Company, Kenneth W. Harvey, the Controller of the Company, and Robert L. Stewart, the Chairman of the Company, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of published sources of law as we have deemed necessary.

       Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts and the federal law of the United States of America and are being rendered as if only the internal laws of the Commonwealth of Massachusetts were applicable thereto, notwithstanding that the Company is a Texas corporation.

       Based upon and subject to the foregoing, we are of the opinion that:

       1. The Company Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized, and, when issued and paid for in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

       2. The Selling Stockholder Shares to be sold by the Selling Stockholders under the circumstances contemplated in the Registration Statement are duly authorized, validly issued, fully paid and nonassessable.

       We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the




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ConSyGen, Inc.,
November 20, 1997
Page 2


prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.


                                     Very truly yours,

                                     BROWN, RUDNICK, FREED & GESMER
                                     By: BROWN, RUDNICK, FREED & GESMER, P.C.


                                     By: /s/ John G. Nossiff, Jr.
                                         -------------------------------------
                                         John G. Nossiff, Jr., A Member
                                         Duly Authorized




JGN/SRL/JRS